UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pharmacopeia, Inc. (the “Company”) announced today that Leslie J. Browne, Ph.D., has resigned as President and Chief Executive Officer and a member of the Board of Directors of the Company effective April 9, 2008 in order to pursue other interests.   Dr. Browne has also indicated that he will not stand as a nominee for election to the Company’s Board of Directors at the upcoming annual meeting of stockholders to be held on April 30, 2008.

Effective April 9, 2008, Joseph A. Mollica, Ph.D., Chairman of the Board, has assumed day-to-day leadership responsibilities on an interim basis until a successor is appointed.   A search will be undertaken to identify a successor.   Dr. Mollica, who is 67 years old, has been a member of the Company’s Board of Directors since 2002 and he has served as the Chairman of the Board of Directors since April 2004. Dr. Mollica served as the Company’s President and Chief Executive Officer from April 2002 to August 2004. He served as Chairman of the Board of Directors and Chief Executive Officer of Accelrys, Inc., the Company’s former parent, from February 1994 to April 2004. He served as President of Accelrys from August 1996 to April 2004. Dr. Mollica is a director of Cytogen Corp. and serves as Chairman of the Board of Neurocrine BioSciences, Inc. and Redpoint Bio Corporation.

The Company’s press release dated April 10, 2008 related to the announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
Number

99.1                                                   Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

		By:	/s/ Stephen C. Costalas
Stephen C. Costalas Executive Vice President, General Counsel and Secretary

Date:	April 10, 2008